UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

4080 Cavitt Stallman Road, Suite 100
Granite Bay, Californian 95746
(Address and telephone number of principal executive offices) (Zip Code)

(916) 789-0833
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported on Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2007 (the “Original Filing”), on December 29, 2006, we, Solar Power, Inc., a Nevada corporation, completed the merger contemplated by the certain Agreement and Plan of Merger dated August 23, 2006, as amended by that certain First Amendment to the Agreement and Plan of Merger dated October 4, 2006, Second Amendment to the Agreement and Plan of Merger dated December 1, 2006, and Third Amendment to the Agreement and Plan of Merger dated December 21, 2006 (collectively, the “Agreement”), by and among us, Solar Power, Inc., a California corporation (“SPI”), and our wholly-owned subsidiary, Welund Acquisition Corp., a Nevada corporation (“Merger Sub”) pursuant to which our Merger Sub merged with and into SPI with SPI surviving as our wholly owned subsidiary (the “Merger”).

In connection with the completion of the Merger, we included disclosure relating to the Merger and the Financial Statements in the Original Filing. We are filing this Form 8-K/A (“Form 8-K/A”) to reflect corrections to the Original Filing. This Form 8-K/A is being filed to correct errors found in the following sections of the Original Filing: Item 2.01 relating to completion of acquisition and Item 9.01 relating to financial information and exhibits.

We are only amending those parts of our Original Filing that have been changed as disclosed in this Form 8-K/A. Except as disclosed this in this Form 8-K/A, we have not otherwise modified or updated disclosures presented in the Original Filing. Accordingly, this Form 8-K/A does not reflect events occurring after the filing of our Original Filing or modify or update those disclosures affected by subsequent events. Information not affected by this Form 8-K/A is unchanged and reflects disclosure made at the time of the Original Filing. This Form 8-K/A should be read in conjunction with the Original Filing.

Section 2-Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Except for statements of historical facts, this section contains forward-looking statements involving risks and uncertainties. You can identify these statements by forward-looking words including “believes,” “considers,” “intends,” “expects,” “may,” “will,” “should,” “forecast,” or “anticipates,” or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. Forward-looking statements are not guarantees of our future performance or results, and our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors.”

The following discussion regarding our financial statements should be read in conjunction with the financial statements included in this Form 8-K.

The following discussion regarding Solar Power, Inc., a California corporation (“SPI”) and Dale Renewables Consulting, Inc., a California corporation (“DRCI”) financial statements should be read in conjunction with the financial statements of SPI and DRCI included in this Form 8-K. Reference to “we”, “our”, or “us” in this section refers historically to the operations of SPI and DRCI, and references to “SPI-Nevada”, and the “Company” refers to Solar Power, Inc., a Nevada corporation (formerly known as Welund Fund, Inc.).

Overview

We are currently engaged in manufacturing cable, wire and mechanical assemblies and in designing, distributing and installing complete photovoltaic systems for industrial, commercial and residential facilities located primarily in the United States. We intend to begin manufacturing complete photovoltaic systems in our China factory by the end of the first half the 2007 calendar year. As a result of the Merger described below, the Company’s operations are now conducted through its wholly owned subsidiary, SPI, and SPI’s wholly-owned subsidiaries located in California and in China. We are in the process of expanding our distribution by developing a franchise operation to design and install solar power systems.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition presented in this section are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States of America (“U.S. GAAP”). During the preparation of our financial statements we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to sales returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

Business Combinations

We account for business combinations in accordance with Financial Accounting Standards Board (“FASB”) Statement (“SFAS”) No. 141, Business Combinations. On December 29, 2006, we completed the merger contemplated by the certain Agreement and Plan of Merger dated August 23, 2006, as amended by that certain First Amendment to the Agreement and Plan of Merger dated October 4, 2006, Second Amendment to the Agreement and Plan of Merger dated December 1, 2006, and Third Amendment to the Agreement and Plan of Merger dated December 21, 2006 (collectively, the “Agreement”), by and among the Company, SPI, and the Company’s wholly-owned subsidiary, Welund Acquisition Corp., a Nevada corporation (“Merger Sub”) as previously reported on Current Reports on Form 8-K filed with the SEC on August 29, 2006, October 26, 2006, December 6, 2006, and December 22, 2006, pursuant to which the Merger Sub merged with and into SPI with SPI surviving as the Company’s wholly owned subsidiary (the “Merger”).

Goodwill

Goodwill and Other Intangibles assets—Costs in excess of the fair value of tangible and other intangible assets acquired and liabilities assumed in a purchase business combination are recorded as goodwill. SFAS No. 142, “ Goodwill and Other Intangible Assets,” requires that companies no longer amortize goodwill, but instead test for impairment at least annually using a two-step approach. We evaluate goodwill, at a minimum, on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit.. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss.

As a result of its acquisition of DRCI SPI recorded goodwill in the amount of $701,493 on its balance sheet.

On November 15, 2006, SPI completed the acquisition of DRCI, paying US$1,446,565 in cash in exchange for 100% of the outstanding shares of DRCI. Funds for the acquisition payment were provided on behalf of SPI by SPI-Nevada. SPI and SPI-Nevada have agreed to merge in a reverse acquisition.

By virtue of control, funding, operation and obligation, the acquisition of DRCI became effective on June 1, 2006. As a result, the interim financials of SPI include the results of operations of DRCI subsequent to June 1, 2006 and the purchase price was allocated to the acquired assets and liabilities as of June 1, 2006.

The estimated fair values of the acquired assets and liabilities may change as SPI completes its valuation procedures and as all direct acquisition costs are determined. The final adjustments resulting from this process are not expected to be material.

Revenue Recognition

SPI recognizes revenue from product sales in accordance with Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition in Financial Statements.” SAB No. 104 requires that revenue be recognized when all of the following conditions are met:

•	Persuasive evidence of an arrangement exists,

•	Delivery has occurred or services have been rendered,

•	Price to the customer is fixed or determinable, and

•	Collectability is reasonably assured.

Revenue related to our assemblies of cables, wires and mechanicals is recognized when title of goods sold has passed to the purchaser. Timing of title passing to the purchaser is determined by the purchase order or contract. Customers do not have a general right of return on products shipped. Revenue relating to photovoltaic installation and integration is recognized on the percentage of completion method when major system components have been delivered and installed.

Inventories

We plan inventory procurement and production based on orders received, forecasted demand and supplier requirements. Inventories are stated at the lower of cost or market. Cost is determined on an actual cost basis. Costs included in the valuation of inventory are labor, materials (including freight and duty) and manufacturing overhead. Provisions are made for obsolete or slow moving inventory based on management estimates. We write down inventories for estimated obsolescence based on the difference between the cost of inventories and the net realizable value based upon estimates about future demand from customers and specific customer requirements on certain projects.

Income Taxes

Pursuant to SFAS No. 109, “Accounting for Income Taxes,” income taxes are recorded based on current year amounts payable or refundable, as well as the consequences of events that give rise to deferred tax assets and liabilities. We base our estimate of current and deferred taxes on the tax laws and rates that are currently in effect in the appropriate jurisdiction. Changes in laws or rates may affect the current amounts payable or refundable as well as the amount of deferred tax assets or liabilities. At September 30, 2006, SPI had net operating loss carry forward of US$31,193 which will expire between 2011 and 2012 and of $303,571 which will expire in 2027.

Geographical Information

SPI has two reportable segments: (i) cable, wire and mechanical assemblies sales and processing (“Cable, wire and mechanical assemblies”), and (ii) photovoltaic installation, integration and sales and solar panel sales (“Photovoltaic installation, integration and sales”). SPI’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Most of the businesses were acquired as a unit, and the management at the time of the acquisition was retained.

Contributions of the major activities, profitability information and asset information of SPI's reportable segments for the periods ended September 30, 2005 and September 30, 2006 are as follows:

	9 months ended			8 months ended
	September 30, 2006			September 30, 2005
	Net sales	Intersegment Sales	Profit (loss)	Net sales	Intersegment Sales	Profit (loss)

Segment:
Cable, wire and mechanical assemblies	2,706,666	-	988,621	1,163,273	-	155,479
Photovoltaic installation, integration and sales	598,224	-	(877,480)	-	-	-
Segment total	3,304,890	-	111,141	1,163,273	-	155,479

Reconciliation to consolidated totals:
Sales eliminations	-	-	-	-	-	-
Consolidated totals:
Net sales	3,304,890	-		1,163,273	-
Income before income taxes			111,141			155,479

	9 months ended		8 months ended
	September 30, 2006		September 30, 2005
	Interest income	Interest expenses	Interest income	Interest expenses
Segment:
Cable, wire and mechanical assemblies	85	-	14	(6,444)
Photovoltaic installation, integration and sales	-	-	-	-
Unallocated	-	(21,553)	-	-

Consolidated total	85	(21,553)	14	(6,444)

	9 months ended			8 months ended
	September 30, 2006			September 30, 2005
	Identifiable assets	Capital expenditure	Depreciation and amortization	Identifiable assets	Capital expenditure	Depreciation and amortization
Segment:
Cable, wire and mechanical assemblies	2,707,714	75,259	(3,371)	467,752	17,100	(847)
Photovoltaic installation, integration and sales	1,935,142	45,104	(2,328)	-	-	-

Consolidated total	4,642,856	120,363	(5,699)	467,752	17,100	(847)

Since all the revenue of SPI was generated to the United States, no analysis of sales by geographical location is presented.

The locations of SPI's identifiable assets are as follows:

	September	September
	30, 2006	30, 2005
	(Unaudited)	(Unaudited)
	US$	US$

Hong Kong	1,016,249	391,007
China	1,691,465	76,745
US	1,935,142	-
	4,642,856	467,752

Recent Accounting Pronouncement

In December 2004, the Financial Accounting Statements Board (FASB) issued SFAS No. 123 (revised 2004), "Share-Based Payment", which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation", SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees and amends SFAS No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123 (R) was to be effective from the beginning of the first interim or annual reporting period after June 15, 2005. In April 2005, the Securities and Exchange Commission delayed the implementation of SFAS 123(R). As a result, SFAS 123(R) will be effective from the beginning of the first annual reporting period after June 15, 2005, which is the period ending December 31, 2006 for SPI. In November 2006, SPI adopted an equity incentive plan and has subsequently granted restricted stock awards and options in the total amount of 2,000,000 shares of its common stock.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS No. 153 addresses the measurement of exchanges of non-monetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, which is the fiscal year ending December 31, 2006. The adoption of SFAS No. 153 does not have a material effect on SPI’s consolidated financial position or results of operations.

In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13 “Accounting for Purchase and Sales of Inventory with the Same Counterparty”. EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purpose of applying APB Opinion No. 29, “Accounting for Non-monetary Transactions”, when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. SPI is evaluating the effect of the adoption of EITF 04-13. It is not expected to have a material impact on SPI’s financial position, results of operations or cash flows.

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 does not have a material affect on SPI’s financial position, results of operations or cash flows.

In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 does not have a material effect on SPI’s consolidated financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. SPI is currently evaluating the provisions of FIN 48.

On September 13, 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable of the fiscal 2008. SPI does not expect SAB 108 to have any impact on the consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 establishes a common definition for fair value to be applied to US GAAP guidance requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. SPI does not expect SFAS No. 157 to have any impact on the consolidated financial statements.

Recent Events

On December 28, 2006, prior to the Merger, SPI acquired several contracts and a list of prospects from Sundance Power, LLC. SPI paid an up front deposit of $75,000 in cash and issued 75,000 shares of restricted common stock of SPI. An additional $175,000 in cash and $175,000 in stock can be earned by the Sundance Power, LLC shareholders based upon the successful performance of the contracts acquired.

On December 29, 2006, the merger with SPI was completed and as a result SPI became the Company’s wholly owned subsidiary. The Merger resulted in a change of control in the Company’s management. The Company’s directors now consist of Mr. Kircher, Mr. Kelley, Mr. Cohan, Mr. Nyman, and Mr. Regan and the Company’s executive officers consist of Mr. Kircher, as Chief Executive Officer, and Mr. Carnahan, as Chief Financial Officer. In connection with the Merger, the Company issued the existing shareholders of SPI an aggregate of 14,500,000 shares of the Company’s restricted common stock and substituted 2,000,000 restricted stock awards and options of SPI with the Company’s restricted stock awards and options to purchase shares of the Company’s common stock.

As a result of the Merger, all amounts of indebtedness owed to the Company by SPI, totaling $3,746,565, have been eliminated through consolidation.

RESULTS OF OPERATION

For the Period from January 18, 2005 (date of inception) through September 30, 2006

Net revenue - For the period from January 18, 2005 through September 30, 2005, SPI has recognized revenues of $1,163,273, principally from manufacturing cable, wire and mechanical assemblies. For the nine-month period from January 1, 2006 to September 30, 2006, SPI has recognized revenues of $3,304,890 principally from manufacturing cable, wire and mechanical assemblies as well as from distributing and installing complete photovoltaic systems. This 184% year-over-year growth was attributed to both increased sales opportunities for the manufacturing segment and by new sales opportunities generated by our DRCI acquisition. By virtue of controlling, operating, funding and assuming all obligations, we have included the revenues from our DRCI acquisition for the four months from June 1, 2006, through September 30, 2006.

Cost of revenue - Cost of revenue for the period from January 18, 2005 through September 30, 2005 totaled $325,558 compared to $1,876,281 for the nine-months ended September 30, 2006. Total cost of revenue was 28.0% and 56.8%, respectively for the comparable periods. The increase reflects a change in our manufacturing product line mix related to photovoltaic systems.

Selling, general and administrative expenses - During the period from January 18, 2005 through September 2005, SPI has incurred selling, general and administrative expenses totaling $676,432, principally consisting of employee compensation, travel, insurance, consulting fees, and rent expense. In comparison, for the period from January 1, 2006 to September 30, 2006, SPI has incurred $1,338,217, reflecting a 97.8% increase from the prior year. The increase can be attributed to increased sales and acquiring additional resources to focus on building the distribution and installation of our photovoltaic systems.

Net income - Our net income for the eight-month period from January 18, 2005 through September 30, 2005, was $121,052. In comparison, for the period from January 1, 2006 to September 30, 2006, SPI recorded $223,960 in net income. This was an 85.0% increase over the prior period with more volume covering our fixed overhead.

LIQUIDITY AND CAPITAL RESOURCES

We generated net income of $223,960 for the nine months ended September 30, 2006 and $121,052 for the period from January 18, 2005 through September 30, 2005. We also have accumulated earnings of $109,376 as of September 30, 2006.

During the nine months ended September 30, 2006 we experienced a decrease in cash and cash equivalents of $18,359. The components of the decrease were cash used in operating activities of $1,640,944, cash used in investing activities of $120,363 offset by cash from financing activities of $ 1,742,948. The major component of cash used in operating activities was an increase in accounts receivable of $1,518,260. Cash used in investing activities was $120,363 for the purchase of plant and equipment. The $1,742,948 generated from financing activities consisted of $1,725,000 from affiliate loans and $17,948 from capital contributions.

Cash used in operations was influenced primarily by revenue growth through the increase in accounts receivable, inventory and accounts payable.

Accounts receivable, net

Our accounts receivable, net of allowances, were $1,572,943 and $54,683 for the periods ended September 30, 2006 and 2005 respectively. In this comparative period the contributing factor to increased accounts receivable was increased sales.

Inventories

Our inventories were $1,102,975 and $80,327 for the periods ended September 30, 2006 and 2005, respectively, an increase of $1,022,648. We attribute this increase to purchases of material to ramp our solar business unit.

Accounts payable

Our accounts payable was $491,198 and $82,187 for the periods ended September 30, 2006 and 2005, respectively an increase of $409,011. We attribute this increase to our increased inventory levels associated with the ramping of our solar business unit.

Financing and Plan of Operations

In connection with the private placement of the Company’s Common Stock (the “Offering”), the Company issued 16,000,000 shares of its Common Stock at $1.00 for gross proceeds of $16,000,000 during September and October 2006. At September 30, 2006, the Company had assets totaling $11,088,187, including $9,650,779 of cash and various receivables totaling $1,437,408. The Company’s assets are principally the result of the issuance of 10,809,979 shares of its Common Stock during September 2006 at $1.00 per share. At September 30, 2006, the Company also had total liabilities of $698,484, principally consisting of a payable to Roth Capital and estimated registration costs in connection with the Offering. Through November 15, 2006, the Company used $3,746,565 of the proceeds raised from the Offering to make loans to SPI.

Since inception, the Company has financed its operations primarily through the private placement of its equity securities. In light of the Merger, the Company’s plan and focus for the next 12 months will be setting up its solar panel manufacturing facility, building its products, generating new customers, and organizing its distribution model through the development of a franchise network. The Company believes it will need approximately $2,900,000 to continue operations for the next 12 months. With the proceeds from the Offering, the Company believes it has sufficient working capital to satisfy its working capital requirements to fund operations at their anticipated levels for the foreseeable future.

The Company expects to use proceeds from the Offering to expand the China manufacturing facility, ramp its sales, marketing and integration resources. The Company expects to obtain additional capital resources by selling territorial franchise rights and by obtaining debt or receivable financing. In the short term the Company does not expect any material change in the mix or relative cost of its capital resources. As of December 31, 2006, the Company had approximately $11,479,000 in cash and cash equivalents.

Currently, the supply of solar panels has been constrained. As a result, it has been necessary to be proactive in obtaining enough short-term supply of solar panels to meet several near-term contract installation dates. All panel purchases have been prepaid prior to the manufacturer shipping the product. On numerous occasions, we have ordered our projected supply several months in advance. This inventory build-up has an adverse affect on cash flow and carries a pricing risk if the available supply of solar panel prices decreases significantly.

We are using our working capital to ramp up our manufacturing capacity to build photovoltaic (PV) products and to expand our distribution and installation of solar systems. This growth process requires a significant allocation of working capital to fulfill our goals. We intend to work with third-party financing sources to fund the purchases of our customers’ photovoltaic systems.

Capital Expenditures

The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

Contractual Obligations at December 31, 2006	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long term debt
Loan payable	$ 245,000	$245,000	-	-	-
Loan payable - related party	$ 335,000	$335,000	-	-	-
	$ 580,000	$580,000	-	-	-
Lease obligations
Shenzhen factory	$ 493,200	$164,400	$328,800	-	-
Granite Bay corporate office	$ 252,460	$ 81,816	$170,644	-	-
Shenzhen housing	$ 54,216	$ 17,136	$ 37,080	-	-
	$ 799,876	$263,352	$536,524	-	-
Capital expenditures
Shenzhen factory renovations	$ 113,268	$113,268	-	-	-
Total contractual obligations	$1,493,144	$956,620	$536,524	-	-

The above table outlines our obligations as of December 31, 2006 and does not reflect any changes in our obligations that have occurred after that date.

Off-Balance Sheet Arrangements

At January 13, 2006, we did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Solar Power, Inc., a California corporation

Report of BDO McCabe Lo Limited, an Independent Registered Public Accounting Firm

Consolidated Balance Sheets of Solar Power, Inc., a California corporation, as of December 31, 2005 (audited) and September 30, 2006 (unaudited)

Consolidated Statements of Income of Solar Power, Inc., a California corporation, for the eleven-month period ended December 31, 2005 (audited) for the nine month period ended September 30, 2006 (unaudited) and for the eight-month period ended September 30, 2005 (unaudited)

Consolidated Statements of Stockholder’s Equity for Solar Power, Inc., a California corporation, for the eleven-month period ended December 31, 2005 (audited) and for the nine month period ended September 30, 2006 (unaudited)

Consolidated Statements of Cash Flows of Solar Power, Inc., a California corporation, for the eleven month period ended December 31, 2005 (audited), for the nine month period ended September 30, 2006 (unaudited) and for the eight-month period ended September 30, 2005 (unaudited)

Notes to Consolidated Financial Statements

Dale Renewables Consulting, Inc., a California corporation

Independent Auditor’s Report

Balance Sheet of Dale Renewables Consulting, Inc. as of December 31, 2005

Statements of Operations for period From July 26, 2005 (date of inception) to December 31, 2005

Statement of Stockholders’ Deficit for period from July 26, 2005 (date of inception) to December 31, 2005

Statement of Cash Flows for period from July 26, 2005 (date of inception) to December 31, 2005

Notes to Financial Statements

(b)	Pro Forma Financial Information

Pro Forma Financial Information Introductory Notes

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 (Unaudited)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year Ended December 31, 2005 (Unaudited)

Solar Power, Inc. Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006 (Unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a Nevada Corporation

Dated: January 23, 2007	/s/ Stephen C. Kircher
Stephen C. Kircher
Chief Executive Officer

INDEX OF FINANCIAL STATEMENTS

(a)	Financial Statements of Business Acquired

Solar Power, Inc., a California corporation

Report of BDO McCabe Lo Limited, an Independent Registered Public Accounting Firm

Consolidated Balance Sheets of Solar Power, Inc., a California corporation, as of December 31, 2005 (audited) and September 30, 2006 (unaudited)

Consolidated Statements of Income of Solar Power, Inc., a California corporation, for the eleven-month period ended December 31, 2005 (audited) for the nine month period ended September 30, 2006 (unaudited) and for the eight-month period ended September 30, 2005 (unaudited)

Consolidated Statements of Stockholder’s Equity for Solar Power, Inc., a California corporation, for the eleven-month period ended December 31, 2005 (audited) and for the nine month period ended September 30, 2006 (unaudited)

Consolidated Statements of Cash Flows of Solar Power, Inc., a California corporation, for the eleven month period ended December 31, 2005 (audited), for the nine month period ended September 30, 2006 (unaudited) and for the eight-month period ended September 30, 2005 (unaudited)

Notes to Consolidated Financial Statements

Dale Renewables Consulting, Inc., a California corporation

Independent Auditor’s Report

Balance Sheet of Dale Renewables Consulting, Inc. as of December 31, 2005

Statements of Operations for period From July 26, 2005 (date of inception) to December 31, 2005

Statement of Stockholders’ Deficit for period from July 26, 2005 (date of inception) to December 31, 2005

Statement of Cash Flows for period from July 26, 2005 (date of inception) to December 31, 2005

Notes to Financial Statements

(b)	Pro Forma Financial Information

Pro Forma Financial Information Introductory Notes

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 (Unaudited)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year Ended December 31, 2005 (Unaudited)

Solar Power, Inc. Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2006 (Unaudited)

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Solar Power, Inc.

We have audited the accompanying consolidated balance sheet of Solar Power, Inc. and subsidiaries (the “Company”) as of December 31, 2005, and the related consolidated statements of income, shareholders' equity and cash flows for the eleven months ended December 31, 2005 (from inception January 18, 2005). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Solar Power, Inc. and subsidiaries as of December 31, 2005 and the consolidated results of their operations and their cash flows for the eleven months ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO McCabe Lo Limited

BDO McCabe Lo Limited
Hong Kong, December 29, 2006

SOLAR POWER, INC.

CONSOLIDATED BALANCE SHEETS

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	64,385	46,026
Accounts receivable, less allowances for doubtful accounts of US$ nil and US$ nil, at December 31, 2005 and September 30, 2006, respectively	54,683	1,572,943
Amounts due from affiliates (note 10)	-	5,746
Inventories (note 4)	80,327	1,102,975
Prepaid expenses and other current assets (note 5)	74,331	1,028,238
Total current assets	273,726	3,755,928

Plant and equipment, net (note 6)	15,463	139,154
Goodwill (note 1)	-	701,493
Deferred tax assets, net (note 8)	21,039	46,281
Total assets	310,228	4,642,856

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term loans from affiliates (note 10)	245,000	1,970,000
Accounts payable	82,187	491,198
Accrued payroll and employee benefits	7,733	162,256
Other accrued liabilities and other current liabilities (note 7)	89,891	1,692,928
Amounts due to affiliates (note 10)	-	19,149
Income taxes payable (note 8)	-	180,000
Total current liabilities	424,811	4,515,531

Stockholders’ equity:
Common stock, par value $0.001 per share; authorized 20,000,000 stock, 14,000,000 shares issued and outstanding at December 31, 2005 and 14,000,000 shares at September 30, 2006	14,000	14,000
Additional paid-in capital	(13,999)	3,949
Retained earnings	(114,584)	109,376
Total stockholders’ equity	(114,583)	127,325

Total liabilities and stockholders’ equity	310,228	4,642,856

See accompanying notes to consolidated financial statements.

SOLAR POWER, INC.

CONSOLIDATED STATEMENTS OF INCOME

	11 Months Ended December 31, 2005	9 Months Ended September 30, 2006	8 Months Ended September 30, 2005
	(Audited)	(Unaudited)	(Unaudited)

Revenue (note 9)	1,371,731	3,304,890	1,163,273

Cost of revenue	(409,828)	(1,876,281)	(325,558)

Gross profit	961,903	1,428,609	837,715

Selling expenses	(74,886)	(105,681)	(25,265)
General and administrative expenses	(1,013,289)	(1,232,536)	(651,167)

Operating (loss) /income	(126,272)	90,392	161,283

Other income
Interest expenses, net	(11,367)	(21,553)	(6,444)
Exchange gain	-	-	640
Other non-operating income, net	2,016	42,302	-

(Loss) /profit before income taxes	(135,623)	111,141	155,479

Income taxes (note 8)	21,039	112,819	(34,427)

Net (loss)/income	(114,584)	223,960	121,052

See accompanying notes to consolidated financial statements.

SOLAR POWER, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE ELEVEN MONTHS PERIOD ENDED DECEMBER 31, 2005
AND FOR THE NINE MONTH PERIOD ENDED
SEPTEMBER 30, 2006 (UNAUDITED)

	Common stock				Total stock-
	Stock		Additional	Retained	holders’
	outstanding	Amount	paid-in capital	earnings	equity

Contribution of capital	14,000,000	$14,000	($13,999)	-	1
Net loss	-	-	-	(114,584)	(114,584)

Balance at December 31, 2005	14,000,000	14,000	(13,999)	(114,584)	(114,583)
Contribution of capital (unaudited)	-	-	17,948	-	17,948
Net income (unaudited)	-	-	-	223,960	223,960

Balance at September 30, 2006 (unaudited)	14,000,000	$14,000	$3,949	$109,376	$127,325

See accompanying notes to consolidated financial statements.

SOLAR POWER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	11 Months Ended December	9 Months Ended September	8 Months Ended September
	31, 2005	30, 2006	30, 2005
	(Audited)	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net (loss)/income	(114,584)	223,960	121,052
Adjustment to reconcile net income to net cash from operating activities:
Depreciation and amortization of plant and equipment	1,686	5,699	847
Increase/ (decrease) in cash resulting from changes in:
Accounts receivable	(54,683)	(1,518,260)	(120,376)
Amounts due from affiliates	-	(5,746)	(245,868)
Inventories	(80,327)	(987,307)	(33,309)
Prepaid expenses and other current assets	(74,331)	14,374	(18,162)
Deferred tax assets	(21,039)	(292,819)	-
Accounts payable	82,187	409,011	7,545
Accrued payroll and employee benefits	7,733	154,523	10,227
Other accrued liabilities and other current liabilities	89,891	156,472	58,541
Amounts due to affiliates	-	19,149	235,960
Income taxes payable	-	180,000	34,427
Net cash generated from operating activities	(163,467)	(1,640,944)	50,884

Cash flows from investing activities
Purchase of plant and equipment	(17,149)	(120,363)	(17,100)
Net cash used in investing activities	(17,149)	(120,363)	(17,100)

Cash flows from financing activities
Contribution of capital	1	17,948	1
Loans from affiliates	245,000	1,725,000	-
Net cash generated from financing activities	245,001	1,742,948	1

Net increase (decrease) in cash and cash equivalents	64,385	(18,359)	33,785
Cash and cash equivalents, beginning of period	-	64,385	-
Cash and cash equivalents, end of period	64,385	46,026	33,785

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	-	-	-
Income taxes	-	-	-

See accompanying notes to consolidated financial statements.

1. Organization and Basis of Financial Statements

Solar Power Inc. (the “Company”) is a corporation incorporated under the laws of the State of California. The Company was incorporated in California on May 22, 2006.

On August 6, 2006, the Board of Directors of the Company passed a resolution to enter into share exchange agreement with all the shareholders of International Assembly Solutions, Limited (“IAS HK”), which was incorporated in Hong Kong on January 18, 2005 with limited liability and was majority owned by the major shareholder of the Company. Pursuant to the share exchange agreements, the equity owners of IAS HK transferred all their equity interest in IAS HK to the Company in exchange for a total of 14,000,000 shares at par value of US$0.001 each of the Company in November 2006 and IAS HK became a wholly owned subsidiary of the Company. Being a group reorganization entered into among entities under common control, the Company combined the historical financial statements of IAS HK and its wholly owned subsidiary, IAS Electronics (Shenzhen) Co., Ltd. (“IAS Shenzhen”). The accompanying consolidated financial statements have been restated on a retroactive basis to reflect the 14,000,000 shares of common stock outstanding for all periods presented.

In May 2006, the Company and the shareholders of Dale Renewables Consulting, Inc., (“DRCI”), a California corporation engaged in photovoltaic installation, integration and sales, agreed in principle on the acquisition of DRCI by the Company with an effective date of June 1, 2006. In June 2006, prior to the finalization of the acquisition agreement, DRCI’s personnel moved into the offices of the Company and combined its operations with that of the Company. In August 2006, the Company and DRCI formalized the Agreement and Plan of Merger (the “Merger Agreement”) and the Assignment and Interim Operating Agreement (the "Operating Agreement") was entered into among the Company, DRCI and Dale Stickney Construction, Inc., a California corporation and the parent company of DRCI ("DSCI"). The Operating Agreement obligated the Company to provide all financing necessary for DRCI’s operations subsequent to June 1, 2006 until the consummation of the acquisition in exchange for all the revenues generated from its operations. The Operating Agreement also provided that the Company was to provide all management activities of DRCI on its behalf from June 1 until the consummation of the acquisition. On November 15, 2006, the Company completed the acquisition of DRCI, paying US$1,446,565 in cash in exchange for 100% of the outstanding shares of DRCI. Funds for the acquisition payment were provided on behalf of the Company by Solar Power, Inc. (Nevada), formerly known as Welund Fund Inc., (“SPI Nevada”). The Company and SPI Nevada have agreed to merge in a reverse acquisition.

By virtue of control, funding, operation and obligation,, the acquisition of DRCI became effective on June 1, 2006. As a result, the interim financials of the Company include the results of operations of DRCI subsequent to June 1, 2006 and the purchase price was allocated to the acquired assets and liabilities as of June 1, 2006.

The Company has preliminarily allocated the purchase price of US$1,446,565 to estimated fair values of the acquired assets and liabilities as follows:

(Unaudited)

Inventories	35,341
Prepaid expenses and other current assets	968,281
Plant and equipment	9,027
Goodwill	701,493
Deferred tax liability	(267,577)
Purchase price payable	1,446,565

The estimated fair values of the acquired assets and liabilities may change as the Company completes its valuation procedures and as all direct acquisition costs are determined. The final adjustments resulting from this process are not expected to be material.

The Company, through its wholly owned subsidiaries, IAS HK and IAS Shenzhen, currently manufactures cable, wire and mechanical assemblies and is expanding its operations to produce solar panel systems, and through the Merger Agreement and Operating Agreement with DRCI, engages in photovoltaic installation, integration and sales.

The financial statements for the periods ended December 31, 2005 and September 30, 2005 covered eleven months and eight months, respectively commencing on January 18, 2005, the date of inception of IAS HK.

2. Summary of Significant Accounting Policies

Principles of consolidation-The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America, include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. Intercompany balances, transactions and cash flows are eliminated on consolidation.

Cash and cash equivalents-Cash and cash equivalents include cash on hand, cash accounts and interest bearing savings accounts.

Non-cash investing activities- During the period ended September 30, 2006, the Company acquired net assets and liabilities of estimated fair values amounted to US$1,446,565 in aggregate. The consideration payable was included in other accrued liabilities and other current liabilities as of September 30, 2006 and was settled by cash subsequent to September 30, 2006.

Inventories-Inventories are stated at the lower of cost, determined by the weighted-average cost method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

Plant and equipment-Plant and equipment is stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided on the straight line method based on the estimated useful lives of the assets as follows:

Plant and machinery	5 years
Furniture, fixtures and equipment	5 years
Leasehold improvements	the shorter of 5 years or the lease term

Goodwill - Goodwill is the excess of purchase price over the fair value of net assets acquired. The Company applies Statement of Financial Accounting Standards No. 142 “Goodwill and other Intangible Assets”, which requires the carrying value of goodwill to be evaluated for impairment on an annual basis, using a fair-value-based approach. No impairment of goodwill has been identified during any of the periods presented

Revenue recognition - Sales of goods are recognized when title of goods sold has passed to the purchaser, which is generally at the time of shipment. Customers do not have a general right of return on products shipped. Processing fees, relating to assemblies of cables, wires and mechanicals, are recognized when services are rendered. Service fees, relating to photovoltaic installation and integration are recognized on percentage of completion method when major system components have been delivered and installed.

Allowance for doubtful accounts - The Company regularly monitors and assesses the risk of not collecting amounts owed to the Company by customers. This evaluation is based upon a variety of factors including: an analysis of amounts current and past due along with relevant history and facts particular to the customer. It requires the Company to make significant estimates, and changes in facts and circumstances could result in material changes in the allowance for doubtful accounts.

Shipping and handling cost - Shipping and handling costs related to the delivery of finished goods are included in selling expenses. During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, shipping and handling costs expensed to selling expenses were US$74,318, US$25,265 and US$70,506, respectively.

Income taxes - Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year-end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation - The consolidated financial statements of the Company are presented in U.S. dollars as the Company and its subsidiaries conduct substantially all of their business in U.S. dollars.

All transactions in currencies other than functional currencies during the year are translated at the exchange rates prevailing on the transaction dates. Related accounts payable or receivable existing at the balance sheet date denominated in currencies other than the functional currencies are translated at period end rates. Gains and losses resulting from the translation of foreign currency transactions and balances are included in income.

Aggregate net foreign currency transaction income/(losses) included in the income statement were US$2,016, US$640 and US$(10,344) for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, respectively.

Post-retirement and post-employment benefits - IAS Shenzhen contributes to a state pension scheme in respect of its PRC employees. Neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

2. Summary of Significant Accounting Policies (Continued)

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Statements Board (FASB) issued SFAS No. 123 (revised 2004), "Share-Based Payment", which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation", SFAS No. 123(R) supersedes APB Opinion No.25, “Accounting for Stock Issued to Employees and amends SFAS No.95, “Statement of Cash Flows”. Generally, the approach in SFAS No.123(R) is similar to the approach described in SFAS No. 123. However, SFAS No.123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123 (R) was to be effective from the beginning of the first interim or annual reporting period after June 15, 2005. In April 2005, the Securities and Exchange Commission delayed the implementation of SFAS 123(R). As a result, SFAS 123(R) will be effective from the beginning of the first annual reporting period after June 15, 2005, which is the period ending December 31, 2006 for the Company. In November 2006, the Company adopted an equity incentive plan and intends to grant options to purchase up to 2,000,000 shares of its common stock.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, which is the fiscal year ending December 31, 2006. The adoption of SFAS No. 153 does not have a material effect on the Company’s consolidated financial position or results of operations.

In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13 “Accounting for Purchase and Sales of Inventory with the Same Counterparty”. EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purpose of applying APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. The Company is evaluating the effect of the adoption of EITF 04-13. It is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 does not have a material affect on the Company’s financial position, results of operations or cash flows.

In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 does not have a material effect on the Company’s consolidated financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The Company is currently evaluating the provisions of FIN 48.

3. Recently Issued Accounting Pronouncements (Continued)

On September 13, 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable of the fiscal 2008. The Company does not expect SAB 108 to have any impact on the consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 establishes a common definition for fair value to be applied to US GAAP guidance requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect SFAS No. 157 to have any impact on the consolidated financial statements.

4. Inventories

Inventories by major categories are summarized as follows:
	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
Raw materials	80,327	307,557
Finished goods	-	795,418
	80,327	1,102,975

5. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:
	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
Trade deposits to suppliers	70,983	280,286
Deferred costs	-	612,595
Rental and utility deposits	740	61,547
VAT Receivable	-	9,027
Advances to staff	-	16,773
Others	2,608	48,010
	74,331	1,028,238

6. Plant and Equipment

Plant and equipment consists of the following:
	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
At cost:
Plant and machinery	4,844	40,573
Furniture, fixtures and equipment	12,305	33,717
Leasehold improvements	-	72,249
Total cost	17,149	146,539
Less: accumulated depreciation and amortization	1,686	7,385
Net book value	15,463	139,154

7. Other Accrued liabilities and other current liabilities

Other accrued liabilities and other current liabilities consist of the following:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
Trade deposits from customers	70,804	77,611
Accrued interest expenses	11,367	32,920
Accrued legal and professional fees	7,282	119,068
Consideration payable for the acquisition of DRCI	-	1,446,565
Other accrued expenses	438	16,764
	89,891	1,692,928

8. Income Taxes

United States

The Company is incorporated in the United States of America and is subject to United States of America tax law. No provision for income taxes has been made for the Company as it has no taxable income for the periods. The applicable federal income tax rate is 34% and the applicable state tax rate is 9%.

Hong Kong

A subsidiary of the Company is incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. The applicable profits tax rate for all periods is 17.5%. No provision for profits tax for the period ended December 31, 2005 has been made as the subsidiary did not generate net assessable income for that period.

China

Enterprise income tax in the PRC is generally charged at 33%, of which 30% is for national tax and 3% is for local tax, of the assessable profit. The subsidiary of the Company is a wholly foreign-owned enterprise established in Shenzhen, the PRC, and is engaged in production-oriented activities; according to enterprise income tax laws for foreign enterprises, the national tax rate is reduced to 15%. Pursuant to the same income tax laws, the subsidiary is also exempted from the PRC enterprise income tax for two years starting from the first profit-making year, followed by a 50% tax exemption for the next three years. The Company has yet to start its first profit-making year.

The components of income taxes are as follows:

	11 Months Ended December 31, 2005	9 Months Ended September 30, 2006	8 Months Ended September 30, 2005
	(Audited)	(Unaudited)	(Unaudited)
	US$	US$	US$
Current tax
- US	-	-	-
- Hong Kong	-	180,000	34,427
- China	-	-	-

Deferred tax
- US	-	(313,858)	-
- Hong Kong	(21,039)	21,039	-
- China	-	-	-
	(21,039)	(112,819)	34,427

8. Income Taxes (Continued)

Reconciliation between the provision for income taxes computed by applying the statutory tax rate in Hong Kong to income before income taxes and the actual provision for income taxes is as follows:

	11 Months Ended December 31, 2005	9 Months Ended September 30, 2006	8 Months Ended September 30, 2005
	(Audited)	(Unaudited)	(Unaudited)
	US$	US$	US$

Provision for income taxes at Hong Kong statutory tax rate of 17.5%	(23,734)	19,450	27,209
Effect of different tax rates in other jurisdictions	(419)	(184,088)	(346)
Effect of expenses not deductible for tax purpose	-	30	-
Increase in valuation allowances	15,097	16,096	12,438
Utilization of tax losses	-	(21,039)	-
Others	(11,983)	56,732	(4,874)
	(21,039)	(112,819)	34,427

The components of deferred income tax are as follows:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
Deferred tax asset:
Net operating loss carry forwards	36,136	334,764
Less: Valuation allowances	(15,097)	(31,193)
	21,039	303,571
Deferred tax liability:
Temporary differences in recognition of deferred costs	-	(257,290)
Net deferred tax asset	21,039	46,281

Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of the deferred tax asset that is realizable. At December 31, 2005, the Company had net operating loss carryforwards of US$21,039 and US$15,097 which are of unlimited carry forward and expire in 2011, respectively. At September 30, 2006, the Company had net operating loss carry forward of US$31,193 which will expire between 2011 and 2012 and of US$303,571 which will expire in 2027.

9. Revenue

	11 Months Ended December 31, 2005	9 Months Ended September 30, 2006	8 Months Ended September 30, 2005
	(Audited)	(Unaudited)	(Unaudited)
	US$	US$	US$
Sales of cables and wires	1,340,813	2,654,225	1,142,931
Sales of solar panels	-	121,583	-
Photovoltaic installation, integration and sales	-	476,641	-
Processing of cables and wires	30,918	52,441	20,342
	1,371,731	3,304,890	1,163,273

10. Related Party Transactions

Service fees

During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company paid service fees to IAS, Inc. amounting to US$889,878, US$556,174 and US$419,605, respectively. Certain shareholders of IAS HK had beneficial interests in IAS, Inc. Included in the balance sheets were amounts due from IAS, Inc., of US$ nil, US$nil and US$5,746, respectively as at December 31, 2005, September 30, 2005 and September 30, 2006. The amounts outstanding are unsecured, interest-free and repayable on demand.

During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company paid service fees to Granite Bay Technologies, Inc. (“Granite Bay”) amounting to US$ nil, US$ nil and US$134,600, respectively. Certain shareholders of IAS HK had beneficial interests in Granite Bay. Included in the balance sheets were amounts due to Granite Bay, of US$ nil, US$ nil and US$19,149, respectively as at December 31, 2005, September 30, 2005 and September 30,2006. The amounts outstanding are unsecured, interest-free and repayable on demand.

Short-term loans

Details of the short-term loans are as follows:
	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$
Notes payable
Stephen C. Kircher (note a and note b)	-	320,000
SPI Nevada (note b)	-	1,405,000

Short-term loan
Loan from Hannex Investments Limited (“Hannex”) (note c)	245,000	245,000
	245,000	1,970,000

Note a: Mr. Stephen C. Kircher is the major shareholder and a director of the Company. The loan is unsecured, bears interest at 8% per annum and is repayable on demand. During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company accrued interest to Mr. Stephen C. Kircher amounting to US$ nil, US$ nil and US$3,245, respectively.

Note b: Included in the amount is US$1,205,000 which was drawn from the revolving loan facility provided by SPI Nevada (formerly known as Welund Fund, Inc.) to the Company with maximum amount of US$2,500,000. The amount is repayable on March 31, 2007, secured by collateral, including all goods, accounts, equipment, inventory, intellectual property, chattel paper, instruments, investment property, letter-of-credit rights, documents, and all proceeds of the Company, and bears interest at 8% per annum.

The remaining amount US$200,000 is repayable on demand, unsecured and bears interest at 8% per annum. Pursuant to an agreement signed among Mr. Stephen C. Kircher, SPI Nevada and the Company, Mr. Stephen C. Kircher agreed to subordinate the payment of that amount owed by the Company to him to that of SPI Nevada.

During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company accrued interest to SPI Nevada amounting to US$ nil, US$ nil and US$3,691, respectively.

Note c: Hannex is a shareholder of IAS HK. The loan is unsecured, bears interest at 8% per annum and is repayable on demand. During the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, the Company accrued interest to Hannex amounting to US$11,367, US$6,444 and US$14,579, respectively.

11. Stock Option Plan

On November 15, 2006, the Company adopted the 2006 Equity Incentive Plan (the “Plan”) which permits the Company to grant stock options to directors, officers or employees of the Company or others to purchase shares of common stock of the Company through the awards of Incentive and Nonqualified Stock Options (“Options”), Incentive Stock Options and Stock Appreciation Rights (“SARs”).

The Plan permits the total number of common stock reserved and available for award be equal to 2,000,000 shares of common stock of which the number of shares of common stock reserved and available for award of Incentive Stock Options will be 250,000.

The effective date of the Plan will be within twelve months of the adoption of the Plan.

Each Option and all rights or obligations thereunder will expire on such date as will be determined by the Company, but not later than ten years after the date of grant and five years in the case of an Incentive Stock Option when the optionee owns more than 10% (“Ten Percent Stockholder”) of the total combined voting power of all classes of stock of the Company, and will be subject to earlier termination as hereinafter provided.

The exercise price of any Option will be determined by the Company when the Option is granted and may not be less than 100% of the fair market value of the shares on the date of grant, and the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder will not be less than 110% of the fair market value of the shares on the date of grant. The exercise price per share of an SAR will be determined by the Company at the time of grant, but will in no event be less than the fair market value of a share of Company’s stock on the date of grant.

On December 28, 2006, the Company granted 2,000,000 restricted stock awards and options with an exercise price of $1.00 per share.

12. Commitments and Contingencies

Operating leases- The Company leases premises under various operating leases. Rental expenses under operating leases included in the statement of income were US$18,417, US$9,285 and US$44,292 for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, respectively. The Company was obligated under operating leases requiring minimum rentals as follows:

US$

Three months ending December 31, 2006	66,102
Years ending December 31,
2007	243,428
2008	243,428
2009	110,008
Total minimum lease payments	662,966

13. Employee Benefits

The Company’s subsidiary in the PRC contributes to a state pension scheme run by the Chinese government in respect of its employees in China. The expense related to this plan, which is calculated at average rates of 8%, 8% and 9% of the average monthly salary for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, respectively. Amounts charged to income statements were US$4,813, US$1,923 and US$9,833 for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006, respectively.

14. Operating Risk

Concentrations of Credit Risk and Major Customers-A substantial percentage of the Company's sales are made to a small number of customers and are typically sold either under letters of credit or on open account basis. Details of customers accounting for 10% or more of total net sales for each of the periods ended December 31, 2005, September 30, 2005 and September 30, 2006 are as follows:

	11 Months Ended December	9 Months Ended September	8 Months Ended September
	31, 2005	30, 2006	30, 2005
	(Audited)	(Unaudited)	(Unaudited)
	US$	US$	US$

Flextronics	*	1,333,033	*
Motion Control Inc.	340,130	*	278,446
Occam Networks	*	396,567	*
Poway	*	346,554	*
Siemens Transportation Systems, Inc.	250,811	425,405	165,017
Surge Technologies	*	514,113	*
Tellabs	549,919	*	540,842

* Less than 10%

Sales to the above customers relate to cable and wire assemblies and photovoltaic installation, integration and sales.

Details of the amounts receivable from the five customers with the largest receivable balances at December 31, 2005 and September 30, 2006, respectively, are as follows:

	December	September
	31, 2005	30, 2006
	(Audited)	(Unaudited)
	US$	US$

Flash Electronics	297	N/A
Flextronics	N/A	572,125
Motion Control Inc.	5,590	N/A
Occam Networks	10,084	96,830
Poway	N/A	346,554
Siemens Transportation Systems, Inc.	38,510	N/A
Sundance Power LLC	N/A	121,583
Surge Technologies	202	327,728
	54,683	1,464,820

There were no provisions for bad debts expense charged to the income statement for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006.

Credit risk -The Company is exposed to credit risk from its cash held at banks and fixed deposits and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are reputable financial institutions. Accounts receivable are subjected to credit evaluations. Allowance for estimated irrecoverable amounts is assessed by reference to past default experience and the current economic environment.

Foreign currency risk - Most of the transactions of the Company were settled in U.S. dollars. Because most of the foreign currency transactions that the Company enters into are transacted in U.S. dollars, the Company believes that future foreign currency exchange rates should not materially adversely affect the overall financial position, results of operations or cash flow.

15. Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and are reasonable estimates of their fair values. All the financial instruments are for trade purposes.

16. Geographical Information

The Company has two reportable segments: (i) cable, wire and mechanical assemblies sales and processing “cable, wire and mechanical assemblies”), and (ii) photovoltaic installation, integration and sales and solar panel sales (“Photovoltaic installation, integration and sales”. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. Most of the businesses were acquired as a unit, and the management at the time of the acquisition was retained.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

Contributions of the major activities, profitability information and asset information of the Company's reportable segments for the periods ended December 31, 2005, September 30, 2005 and September 30, 2006 are as follows:

	11 months ended			9 months ended			8 months ended
	December 31, 2005			September 30, 2006			September 30, 2005
	Net sales	Intersegment Sales	Profit (loss)	Net sales	Intersegment Sales	Profit (loss)	Net sales	Intersegment Sales	Profit (loss)

Segment:
Cable, wire and mechanical assemblies	1,371,731	-	(135,623)	2,706,666	-	988,621	1,163,273	-	155,479
Photovoltaic installation, integration and sales	-	-	-	598,224	-	(877,480)		-	-
Segment total	1,371,731	-	(135,623)	3,304,890	-	111,141	1,163,273	-	155,479

Reconciliation to consolidated totals:
Sales eliminations	-	-	-	-	-	-		-	-
Consolidated totals:
Net sales	1,371,731	-		3,304,890	-		1,163,273	-
Income before income taxes			(135,623)			111,141			155,479

	11 months ended		9 months ended		8 months ended
	December 31, 2005		September 30, 2006		September 30, 2005
	Interest income	Interest expenses	Interest income	Interest expenses	Interest income	Interest expenses
Segment:
Cable, wire and mechanical assemblies	33	(11,367)	85	-	14	(6,444)
Photovoltaic installation, integration and sales	-	-	-	-	-	-
Unallocated	-	-	-	(21,553)	-	-

Consolidated total	33	(11,367)	85	(21,553)	14	(6,444)

16. Geographical Information (Continued)

	11 months ended			9 months ended			8 months ended
	December 31, 2005			September 30, 2006			September 30, 2005
	Identifiable assets	Capital expenditure	Depreciation and amortization	Identifiable assets	Capital expenditure	Depreciation and amortization	Identifiable assets	Capital expenditure	Depreciation and amortization
Segment:
Cable, wire and mechanical assemblies	310,228	17,149	(1,686)	2,707,714	75,259	(3,371)	467,752	17,100	(847)
Photovoltaic installation, integration and sales	-	-	-	1,935,142	45,104	(2,328)	-	-	-

Consolidated total	310,228	17,149	(1,686)	4,642,856	120,363	(5,699)	467,752	17,100	(847)

Since all the goods of the Company were sold to the United States, no analysis of sales by geographical location is presented.

The locations of the Company's identifiable assets are as follows:

	December	September	September
	31, 2005	30, 2006	30, 2005
	(Audited)	(Unaudited)	(Unaudited)
	US$	US$	US$

Hong Kong	165,116	1,016,249	391,007
China	145,112	1,691,465	76,745
US	-	1,935,142	-
	310,228	4,642,856	467,752

Dale Renewables Consulting, Inc.
(A Development Stage Company)

Independent Auditor’s Report and Financial Statements
For the period from July 26, 2005 (date of inception) to December 31, 2005

Independent Auditor’s Report

To the Shareholders and Directors of Dale Renewables Consulting, Inc.:

We have audited the accompanying balance sheet of Dale Renewables Consulting, Inc. (a development stage company) (the Company) as of December 31, 2005, and the related statements of operations, stockholders' deficit and cash flows for the period from July 26, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dale Renewables Consulting, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period from July 26, 2005 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Macias Gini & O’Connell LLP

Certified Public Accountants
Sacramento, California
October 30, 2006 (November 15, 2006 as to the fourth paragraph of Note 9)

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Balance Sheet
As of December 31, 2005

Assets

Current Assets
Security Deposit	$2,546
Total Current Assets	2,546

Property and Equipment, net	24,785

Total Assets	$27,331

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts Payable	$9,201
Accrued Expenses	6,991
Due to Related Party	179,399

Total Current Liabilities	195,591

Total Liabilities	195,591

Stockholders' Deficit
Common Stock
Class A, no par value; 500,000 shares authorized;
333,334 issued and outstanding	-
Class B, no par value; 500,000 shares authorized;
none issued and outstanding	-
Deficit Accumulated During Development Stage	(168,260)

Total Stockholders' Deficit	(168,260)

Total Liabilities and Stockholders' Deficit	$27,331

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from July 26, 2005 (date of inception) to December 31, 2005

Revenue	$-

Operating Expenses
Payroll and Employee Benefits	76,001
Professional Fees	47,602
Office Expense	21,601
Rent	15,124
Travel	4,996
Advertising	1,872
Depreciation	1,064
Total Operating Expenses	168,260

Loss from Operations	(168,260)

Net Loss	$(168,260)

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
For the Period from July 26, 2005 (date of inception) to December 31, 2005

			Deficit
			Accumulated
			During	Total
	Common Stock		Development	Stockholders'
	Shares		Stage	Deficit
Balance beginning July 26, 2005	-	$-	$-	$-
Issuance of Founders' Stock	333,334	-	-	-
Net loss	-	-	(168,260)	(168,260)
Balance, December 31, 2005	333,334	$-	$(168,260)	$(168,260)

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period from July 26, 2005 (date of inception) to December 31, 2005

Cash Flows from Operating Activities:
Net Loss	$(168,260)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	1,064
Change in:
Security Deposit	(2,546)
Accounts Payable	9,201
Accrued Expenses	6,991

Net cash used by operating activities	(153,550)

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(25,849)

Net cash used by investing activities	(25,849)

Cash Flows from Financing Activities:
Borrowings from Related Party	179,399

Net cash provided by financing activities	179,399

Net increase in cash	-

Cash at beginning of period	-

Cash at end of period	$-

Dale Renewables Consulting, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2005

Reference to “the Company” in this section refers historically to the operations of DRCI.

Note 1 - Organization and Basis of Presentation

Dale Renewables Consulting, Inc. (the Company) was incorporated in the State of California on July 26, 2005. The Company’s business is the design and installation of photovoltaic cells in both residential and commercial settings. At December 31, 2005, the Company was primarily focused on the recruitment of personnel and the raising of capital and had not commenced planned principal operations. As a result, the accompanying financial statements have been presented on a development stage basis.

Note 2 - Losses During Development Stage and Management’s Plans

Since inception, the Company has incurred losses totaling $168,260, had a working capital deficit of $193,045 at December 31, 2005 and is entirely dependent upon an affiliated entity to fund its operations (See Note 5). The Company’s ability to continue as a going concern is dependent upon its ability to obtain sufficient funds to recruit personnel and to successfully market its design and installation services.

Management of the Company believes that funding from the affiliated entity, debt or equity proceeds from third parties or the potential sale of the business to an entity with a larger amount of resources will allow it to continue operations. However, there can be no assurance that the Company will obtain sufficient funding, or generate sufficient revenues to provide positive cash flows from operations, to permit the Company to realize its plans. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect certain amounts and disclosures. Actual results could materially differ from those estimates under different assumptions or conditions.

Cash and Cash Equivalents - The Company considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. At December 31, 2005, the Company held no cash and cash equivalents.

Property and Equipment - Property and equipment is recorded at cost and depreciated using the straight-line method, as follows:

Computer Equipment	3 years
Office Equipment	5 years

Repairs and maintenance are charged to operations as incurred and expenditures for significant improvements are capitalized. The cost of property and equipment retired or sold, together with the related accumulated depreciation, is removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is included in operations.

Income Taxes - The Company accounts for income taxes under Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard (SFAS) No.109, Accounting for Income Taxes, which requires the use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Advertising Costs - Advertising costs are expensed as incurred. Advertising expense was $1,872 for the period from July 26, 2005 (date of inception) to December 31, 2005.

Comprehensive Income (loss) - There were no items of comprehensive income (loss) and therefore comprehensive income (loss) was the same as net income (loss) for the period presented.
Recent Accounting Pronouncements - In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. FIN No. 48 is effective for the Company beginning in January 1, 2007. The Company does not believe that the adoption of FIN No. 48 will have a material impact on its financial position, results of operation or cash flows.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

Note 4 - Property and Equipment

Property and equipment consist of the following at December 31, 2005:

Office equipment	$20,286
Computer equipment	5,563

Total property and equipment	25,849

Accumulated depreciation	(1,064)

$24,785

Note 5 - Due to Related Party

Concurrent with its formation, the Company entered into a funding arrangement with an entity controlled by its CEO (Affiliated Entity). Under the funding arrangement, operating costs and capital expenditures of the Company were paid on behalf of the Company by the Affiliated Entity. There is no stated maturity date. There is no stated interest rate on amounts advanced under the arrangement. The Company has not imputed interest on the amounts advanced due to the nature of its relationship with the Affiliated Entity. At December 31, 2005, the Company owed $179,399 under this arrangement.

Note 6 - Income Taxes

The Company had no income tax provision for the period from July 26, 2005 (date of inception) to December 31, 2005. At December 31, 2005, the Company had net deferred tax assets of approximately $72,000, primarily related to net operating losses. Because the realization of tax benefits related to the Company’s net deferred tax assets is uncertain, a full valuation allowance has been provided against the net deferred tax asset. During the period from July 26, 2005 (date of inception) to December 31, 2005, the valuation allowance increased by $72,000. At December 31, 2005 the Company had net operating losses of approximately $168,000 for federal and state income tax purposes. Such net operating losses will expire in 2025 and 2015, respectively. Under Section 382 of the Internal Revenue Code, a change in ownership of the Company entity may create limitations on the utilization of its net operating losses.

Note 7 - Stockholders' Equity

The Company’s articles of incorporation authorize the Company to issue up to 500,000 each of Class A and Class B common stock. Shares of Class A and Class B common stock have similar rights and privileges except that Class B shareholders do not have voting rights. At December 31, 2005, there were no Class B shares outstanding.

Note 8 - Related Party Transactions

At December 31, 2005, the Company owed $179,399 under a funding arrangement with the Affiliated Entity (See Note 5). Professional fees for the period from July 26, 2005 (date of inception) to December 31, 2005 include $44,242 related to administrative services provided by the Affiliated Entity to the Company.

During the period from July 26, 2005 (date of inception) to December 31, 2005, the Company incurred rent expense of $15,124 for office space it rented from the Affiliated Entity under the terms of a sublease that ended in May 2006.

Note 9 - Subsequent Events

In January 2006, the Company issued 166,666 shares of Class A common stock to a newly hired officer of the Company. The Company received no proceeds from the issuance of these shares.

In August 2006, the Company entered into a management agreement with Solar Power, Inc. (SPI). Under the terms of the management agreement SPI absorbs certain of the Company’s payroll and inventory costs and is to provide general management and accounting functions to the Company. All other costs of the Company are to be absorbed by the Company and the Affiliated Entity.

In August 2006, the Company entered into an acquisition agreement with SPI. Under the terms of the acquisition agreement, the shareholders of the Company agreed to the Company being acquired in exchange for $500,000 cash, the assumption of any balances owed to the Affiliated Entity, shares of SPI’s common stock with an estimated fair value of $500,000, the granting of certain future franchise rights to certain of the Company’s shareholders and potential contingent payments up to $500,000.

In November 2006, the Company agreed to modify its acquisition agreement with SPI and on November 15, 2006 was acquired by SPI in exchange for $1,446,5654 cash, in lieu of any and all other forms of consideration.

(b)	PRO FORMA FINANCIAL INFORMATION

Introductory Notes

The Transaction

On December 29, 2006, we completed the merger contemplated by the certain Agreement and Plan of Merger dated August 23, 2006, as amended by that certain First Amendment to the Agreement and Plan of Merger dated October 4, 2006, Second Amendment to the Agreement and Plan of Merger dated December 1, 2006, and Third Amendment to the Agreement and Plan of Merger dated December 21, 2006 (collectively, the “Agreement”), by and among us, Solar Power, Inc., a California corporation (“SPI-CA”), and our wholly-owned subsidiary, Welund Acquisition Corp., a Nevada corporation (“Merger Sub”) as previously reported on Current Reports on Form 8-K filed with the SEC on August 29, 2006, October 26, 2006, December 6, 2006, and December 22, 2006, pursuant to which our Merger Sub merged with and into SPI with SPI surviving as our wholly owned subsidiary (the “Merger”).

This Merger was treated as a reverse acquisition with Solar Power, Inc., a California corporation, considered as the acquiring entity for accounting purposes. The assets and liabilities of Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.), consisting primarily of cash and cash equivalents of $11,208,167 were recorded at their historical values.

In connection with the Merger, (a) we issued an aggregate of 14,500,000 shares of our restricted common stock to the existing shareholders of SPI in exchange for the cancellation of the outstanding shares of common stock of SPI owned by the SPI shareholders, (b) we substituted a total of 2,000,000 outstanding restricted stock awards and options of SPI with our restricted stock awards and options to purchase shares of our common stock on the same terms and conditions as their SPI options, and (c) replaced our officers and directors with the officers and directors of SPI who assumed control of the combined companies.

As a closing condition to the Merger, we sold our pool of finance receivables to Village Auto, LLC, a California limited liability and affiliate of Robert Freiheit, our former director, president and chief executive officer.

The Entities Involved

Solar Power, Inc., a Nevada corporation (formerly Welund Fund, Inc.) (“SPI-NV”), Solar Power Inc., a California corporation (“SPI-CA”), and Dale Renewables Consulting, Inc., a California corporation (“DRCI”) acquired by SPI-CA effective June 1, 2006 closing on November 15, 2006.

Pro-Forma Reporting Periods

SPI-NV, SPI-CA and DRCI all report on a calendar year ending December 31.

Statements of Operations

For calendar year 2005 SPI-NV reported twelve months of operations. SPI-CA reported operations from inception to December 31 (eleven months). DRCI reported operations from inception to December 31 (approximately five months).

For the nine months ended September 30, 2006 SPI-NV and SPI-CA reported nine months of operations. DRCI reported operations for five months ended May 31, 2006. Operations of DRCI were consolidated with SPI-CA from June 1, 2006, the date of assumption of control.

SOLAR POWER, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006

	Solar Power, Inc., a Nevada corporation (Formerly Welund Fund, Inc.)	Solar Power, Inc., a California corporation	Dale Renewables Consulting, Inc., a California corporation	Pro Forma Adjustments	N o t e	Combined
ASSETS
Current Assets
				$5,615,021	(2)
Cash and cash equivalents	$9,650,779	$46,026	$4,850	28,065	(6)	$15,344,741
Accounts receivable	-	1,572,943	-	-		1,572,943
Security deposits	-	-	113,467	-		113,467
Notes receivable from SPI-CA	1,405,000	-	-	(1,405,000)	(1)	-
Accrued interest receivable from SPI-CA	3,828	-	-	(3,828)	(1)	-
Receivable from related party	515	-	-	-		515
Inventories	-	1,102,975	68,959	-		1,171,934
Amounts due from affiliates	-	5,746	-	-		5,746
Prepaid loan servicing fees receivable from related party	6,444	-	-	(6,444)	(6)	-
Finance receivables, net of discount	21,621	-	-	(21,621)	(6)	-
Prepaid expenses and other current assets	-	1,028,238	2,546	(2,546)	(5)	1,028,238
Total Current Assets	11,088,187	3,755,928	189,822	4,203,647		19,237,584

Plant and equipment, net	-	139,154	15,758	-		154,912

Goodwill	-	701,493				701,493

Other Assets	-	-	1,287	-		1,287
Deferred tax asset	-	46,281	-	-		46,281
Total Assets	$11,088,187	$4,642,856	$206,867	$4,203,647		$20,141,557

LIABILITIES & STOCKHOLDERS EQUITY
Current Liabilities
Short-term loans from affiliates	$-	$1,970,000	$-	$(1,408,828)	(1)	$561,172
Accounts payable	25,557	491,198	223,770	-		740,525
Financing costs payable	597,927	-	-	(597,927)	(2)	-
Accrued payroll and employee benefits	-	162,256	-	-		162,256
Accrued registration costs	75,000	-	-	(75,000)	(3)	-
Other current and accrued liabilities	-	1,692,928	345,508	-		2,038,436
Amounts due affiliates	-	19,149	-	-		19,149
Income taxes payable	-	180,000	-	-		180,000
Total Current Liabilities	698,484	4,515,531	569,278	(2,081,755)		3,701,538

Stockholders' Equity
Common stock	1,248	14,000	-	569	(2)	15,817
				6,212,379	(2)
				75,000	(3)
Additional paid in capital	10,589,966	3,949	-	(201,511)	(4)	16,679,783
Net income	-	-	(212,628)	(2,546)	(5)	(215,174)
Deficit accumulated during development stage	(201,511)	-	(149,783)	201,511	(4)	(149,783)
Retained earnings	-	109,376	-	-		109,376
Total Stockholders' Equity	10,389,703	127,325	(362,411)	6,285,402		16,440,019
Total Liabilities and Stockholders' Equity	$11,088,187	$4,642,856	$206,867	$4,203,647		$20,141,557

(1)	Gives effect to the elimination of amounts due to SPI-NV from SPI-CA
(2)	Records the consummation of a private placement by SPI-NV on October 4, 2006 in conjunction with the transaction as if it had occurred on September 30, 2006
(3)	Gives effect to the elimination of the accrued financing costs of the private placement
(4)	Gives effect to the elimination of SPI-NV deficit accumulated during development stage
(5)	Gives effect to the elimination of other assets not acquired
(6)	Gives effect to the elimination of the finance receivables of SPI-NV sold pursuant to the Agreement

SOLAR POWER, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2005

	Solar Power, Inc., a Nevada corporation (Formerly Welund Fund, Inc.)	Solar Power, Inc., a California corporation	Dale Renewables Consulting, Inc., a California corporation	Pro Forma Adjustments	N o t e	Combined
Revenues	$13,460	$1,371,731	$-	$(13,460)	(1)	$1,371,731
Amortization of discount on purchased finance receivables	7,333	-	-	(7,333)	(1)	-
Interest income	3,288	-	-	(3,288)	(1)	-
Total Revenue	24,081	1,371,731	-	(24,081)		1,371,731
Cost of revenues	-	409,828	-	-		409,828
Gross profit	24,081	961,903	-	(24,081)		961,903

Operating expenses
Selling expense	-	74,886	-	-		74,886
General and administrative expenses	101,509	1,013,289	168,260	-		1,283,058
Total operating expenses	101,509	1,088,175	168,260	-		1,357,944

Operating loss	(77,428)	(126,272)	(168,260)	(24,081)		(396,041)

Other income (expense)
Interest expense	-	(11,367)	-	-		(11,367)
Non-operating income, net	-	2,016	-	-		2,016
Total other expense	-	(9,351)	-	-		(9,351)

Loss before income taxes	(77,428)	(135,623)	(168,260)	(24,081)		(405,392)
Income tax benefit	-	(21,039)	-	-		(21,039)
Net loss	(77,428)	(114,584)	(168,260)	(24,081)		(384,353)

Shares outstanding	3,122,252	14,000,000	333,334	14,811,081	(2)	32,266,667

Earnings per share - basic	$(0.02)					$(0.01)

(1)	Gives effect to the discontinuation of operations at SPI-NV as a condition of the Agreement
(2)
Gives effect to the following: (a) a reverse 3 for 1 stock split and issuance of 625,916 shares of SPI-NV; (b) elimination of 333,334 shares from DRCI in November 2006; (c) issuance of 500,000 shares of SPI-CA in December 2006; and (d) issuance of 16,000,000 shares in the private offering by SPI-NV in September and October 2006, the issuance of 100,000 restricted shares to the Independent Directors and the issuance of 14,500,000 shares of SPI-NV in exchange for the outstanding shares of SPI-CA.

SOLAR POWER, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2005

	Solar Power, Inc., a Nevada corporation (Formerly Welund Fund, Inc.)	Solar Power, Inc., a California corporation	Dale Renewables Consulting, Inc., a California corporation	Pro Forma Adjustments	N o t e	Combined
Revenues	$-	$3,304,890	$246,899	-		$3,551,789
Cost of revenues	-	1,876,281	163,982	-		2,040,263
Gross profit	-	1,428,609	82,917	-		1,511,526

Operating expenses
Selling expenses	-	105,681	4,959	-		110,640
General and administrative expenses	128,625	1,232,536	213,200	-		1,574,361
Total operating expenses	128,625	1,338,217	218,159	-		1,685,001

Operating loss	(128,625)	90,392	(135,242)	-		(173,475)

Other income (expense)
Interest income (expense)	3,880	(21,553)	(14,541)	(52)	(1)	(32,267)
Non-operating income, net	-	42,302	-	-		42,302
Income from discontinued operations	8,430	-	-	(8,430)	(2)	-
Total other expense	12,310	20,749	(14,541)	(8,482)		10,035

(Loss) Income before income taxes	(116,315)	111,141	(149,783)	(8,482)		(163,440)
Income tax benefit	-	(112,819)	-	-		(112,819)
Net (loss) income	(116,315)	223,960	(149,783)	(8,482)		(50,621)

Shares outstanding	3,122,252	14,000,000	333,334	14,811,081	(3)	32,266,667

Earnings per share - basic	$(0.04)					$(0.00)

(1)	Gives effect to the elimination of interest income of SPI-NV related to discontinued operations as a condition of the agreement of the Agreement
(2)	Gives effect to the elimination of income from discontinued operations of SPI-NV as a condition of the Agreement
(3)
Gives effect to the following: (a) a reverse 3 for 1 stock split and issuance of 625,916 shares of SPI-NV; (b) elimination of 333,334 shares from DRCI in November 2006; (c) issuance of 500,000 shares of SPI-CA in December 2006; and (d) issuance of 16,000,000 shares in the private offering by SPI-NV in September and October 2006, the issuance of 100,000 restricted shares to the Independent Directors and the issuance of 14,500,000 shares of SPI-NV in exchange for the outstanding shares of SPI-CA.